EXHIBIT 99.5(f)

Portfolio Management Agreement - Templeton Investment Counsel, Inc.

                         PORTFOLIO MANAGEMENT AGREEMENT


          AGREEMENT made this 16th day of December, 1993 between Pacific Mutual Life Insurance Company ("Adviser"), a California corporation, and Templeton Investment Counsel, Inc. ("Portfolio Manager"), a Florida corporation, and Pacific Select Fund (the "Fund"), a Massachusetts Business Trust.

          WHEREAS, the Fund is registered with the Securities and Exchange Commission ("SEC") as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Fund is authorized to issue shares of beneficial interest ("Shares") in separate series, with each such series representing interests in a separate portfolio; and

          WHEREAS, the Fund currently offers multiple series, one of which is designated as the International Series, such Series together with any other series subsequently established by the Fund, with respect to which the Fund and Adviser desire to retain the Portfolio Manager to render investment advisory services hereunder, and with respect to which the Portfolio Manager is willing to do so, being herein collectively referred to also as the "Series"; and

          WHEREAS, the Portfolio Manager is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 ("Advisers Act"); and

          WHEREAS, the Fund has retained the Adviser to render investment advisory services to the Series pursuant to an Advisory Agreement, and such Agreement authorizes the Adviser to engage Portfolio Manager to discharge the Adviser's responsibilities with respect to the investment management of the Series, a copy of which has been provided to the Portfolio Manager and is incorporated by reference herein; and

          WHEREAS, the Fund and the Adviser desire to retain the Portfolio Manager to furnish investment advisory services to one or more of the Series of the Fund, and the Portfolio Manager is willing to furnish such services to such Series and the Adviser in the manner and on the terms hereinafter set forth; and

          NOW THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Fund, the Adviser, and the Portfolio Manager as follows:

          1.  Appointment.  The Fund and the Adviser hereby appoint Templeton
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Investment Counsel, Inc. to act as Portfolio Manager to the International Series
(the "Series") for the periods and on the terms set forth in this Agreement.
The Portfolio Manager accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

          In the event the Adviser wishes to retain the Portfolio Manager to render investment advisory services to one or more series other than the Series, the Adviser shall notify the Portfolio Manager in writing. If the Portfolio Manager is willing to render such services, it shall notify the Fund and Adviser in writing, whereupon such series shall become a Series hereunder, and be subject to this Agreement.

          2.   Portfolio Manager Duties.  Subject to the supervision of the
               ------------------------
Fund's Board of Trustees and the Adviser, the Portfolio Manager will provide a continuous investment program for the Series and determine the composition of the assets of the Series, including determination of the purchase, retention, or sale of the securities, cash, and other investments for the Series. The Portfolio Manager will provide investment research and analysis, which may consist of computerized investment methodology, and will conduct a continuous program of evaluation, investment, sales, and reinvestment of the Series' assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Series, when these transactions should be executed, and what portion of the assets of the Series should be held in the various securities and other investments in which it may invest, and the Portfolio Manager is hereby authorized to execute and perform such services on behalf of the Series. To the extent permitted by the investment policies of the Series, the Portfolio Manager shall make decisions for the Series as to foreign currency matters and make determinations as to the retention or disposition of foreign currencies or securities or other instruments denominated in foreign currencies, or derivative instruments based upon foreign currencies, including forward foreign currency contracts and options and futures on foreign currencies and shall execute and perform the same on behalf of the Series. The Portfolio Manager will provide the services under this Agreement in accordance with the Series' investment objective or objectives, investment policies, and investment restrictions as stated in the Fund's Registration Statement filed on Form N-1A with the SEC, as supplemented or amended from time to time, copies of which shall be sent to the Portfolio Manager by the Adviser. In performing these duties, the Portfolio Manager:

          (a) Will (1) manage the Series so that it will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, (2) manage the Series so as to ensure compliance by the Series with the diversification requirements of Section 817(h) of the Internal Revenue Code and Regulations issued thereunder, and (3) manage the Series so as to ensure compliance by the Series with the requirements of the 1940 Act and all other federal and/or state laws or regulations pertaining to investment vehicles underlying variable annuity or variable life insurance policies. The Adviser will notify the Portfolio Manager of any amendments to the Section 817(h) of the Internal Revenue Code and Regulations issued thereunder. In managing the Series in accordance with these requirements, the Portfolio Manager shall be entitled to receive and act upon advice of counsel to the Fund, counsel to the Adviser, or counsel to the Portfolio Manager that is also acceptable to the Adviser.

          (b) Shall conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Fund's Board of Trustees, and with the provisions of the Fund's Registration Statement filed on Form N-1A under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as supplemented or amended from time to time.

          (c) Is responsible, in connection with its responsibilities under this
Section 2, for decisions to buy and sell securities and other investments for the Series, for broker-dealer and futures commission merchant ("FCM") selection, and for negotiation of commission rates. The Portfolio Manager's primary consideration in effecting a security or other transaction will be to obtain the best execution for the Series, taking into account the factors specified in the Prospectus and Statement of Additional Information for the Fund, as they may be amended or supplemented from time to time. Subject to such policies as the Board of Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Portfolio Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Series to pay a broker or dealer, acting as agent, for effecting a portfolio transaction at a price in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Portfolio Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Portfolio Manager's or its affiliates overall responsibilities with respect to the Series and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards, and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the 1940 Act, the Portfolio Manager is further authorized to allocate the orders placed by it on behalf of the Series to the Portfolio Manager if it is registered as a broker or dealer with the SEC or as a FCM with the Commodities Futures Trading Commission ("CFTC"), to any of its affiliates that are registered as a broker or dealer with the SEC or as a FCM with the CFTC, or to such brokers and dealers that also provide research or statistical research and material, or other services to the Series or the Portfolio Manager. Such allocation shall be in such amounts and proportions as the Portfolio Manager shall determine consistent with the above standards, and, upon request, the Portfolio Manager will report on said allocation to the Adviser and Board of Trustees of the Fund, indicating the brokers, dealers or FCMs to which such allocations have been made and the basis therefor.

          (d) May, on occasions when the purchase or sale of a security is deemed to be in the best interest of a Series as well as any other investment advisory clients, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Portfolio Manager in a manner that is fair and equitable in the judgment of the Portfolio Manager in the exercise of its fiduciary obligations to the Fund and to such other clients.

          (e) Will, in connection with the purchase and sale of securities for the Series, together with the Adviser, arrange for the transmission to the custodian, and the recordkeeping agent for the Fund on a daily basis, such confirmations, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian and recordkeeping agent to perform its administrative and recordkeeping responsibilities with respect to the Series, and, with respect to portfolio securities to be purchased or sold through the Depository Trust Company, will arrange for the automatic transmission of the confirmation of such trades to the Fund's custodian, recordkeeping agent, and, if required, the Adviser.

          (f) Will assist the custodian and recordkeeping agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Fund, the value of any portfolio securities or other assets of the Series for which the custodian and recordkeeping agent seek assistance from the Portfolio Manager or identifies for review by the Portfolio Manager.

          (g) Will make available to the Fund, and the Adviser promptly upon request, any of the Series' investment records and ledgers maintained by the Portfolio Manager (which shall not include the records and ledgers maintained by the custodian and recordkeeping agent for the Fund), as are necessary to assist the Fund and the Adviser to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940, as well as other applicable laws, and will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

          (h) Will regularly report to the Fund's Board of Trustees on the investment program for the Series and the issuers and securities represented in the Series' portfolio, and will furnish the Fund's Board of Trustees with respect to the Series such periodic and special reports as the Directors and the Adviser may reasonably request.

          (i) Will not disclose or use any records or information obtained pursuant to this Agreement (excluding investment research and investment advice) in any manner whatsoever except as expressly authorized in this Agreement or in the ordinary course of business in connection with placing orders for the purchase and sale of securities, and will keep confidential any information obtained pursuant to this Agreement, and disclose such information only if the Board of Trustees of the Fund has authorized such disclosure, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority. The Fund and the Adviser will not disclose or use any records or information respecting the Portfolio Manager obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to this Agreement, and disclose such information only as expressly authorized in this Agreement, if the Board of Trustees of the Fund has authorized such disclosure, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority.

          (j) Shall be responsible for making reasonable inquiries and for reasonably ensuring that any employee of the Portfolio Manager has not, to the best of the Portfolio Manager's knowledge:

          (i) been convicted, in the last ten (10) years, of any felony or misdemeanor involving the purchase or sale of any security or arising out of such person's conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act; or

          (ii) been permanently or temporarily enjoined by reason of any misconduct, by order, judgment, or decree of any court of competent jurisdiction from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

          3.   Disclosure about Portfolio Manager.  The Portfolio Manager has
               ----------------------------------
reviewed the current Registration Statement for the Fund filed with the SEC and represents and warrants that, with respect to the disclosure about the Portfolio Manager or information relating, directly or indirectly, to the Portfolio Manager, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Portfolio Manager further represents and warrants that it is a duly registered investment adviser under the Advisers Act and a duly registered investment adviser in all states in which the Portfolio Manager is required to be registered. The Adviser has received a current copy of the Portfolio Manager's Uniform Application for Investment Adviser Registration on Form ADV, as filed with the SEC. The Portfolio Manager agrees to provide the Adviser with current copies of the Portfolio Manager's Form ADV, and any supplements or amendments thereto, as filed with the SEC.

          4.   Expenses.  During the term of this Agreement, the Portfolio
               --------
Manager will pay all expenses incurred by it and its staff and for their activities in connection with its services under this Agreement. The Portfolio Manager shall not be responsible, unless the Portfolio Manager is responsible for an expense under the standards specified in Section 13 of this Agreement, for any of the following:

               (a) Expenses of all audits by the Fund's independent public accountants;

               (b) Expenses of the Fund's transfer agent, registrar, dividend disbursing agent, and shareholder recordkeeping services;

               (c) Expenses of the Fund's custodial services including recordkeeping services provided by the custodian;

               (d) Expenses of the Fund's recordkeeping services provided by the recordkeeping agent;

               (e) Expenses of obtaining quotations for calculating the value of the Series' net assets;

               (f) Expenses of obtaining portfolio activity reports for each Series;

               (g) Expenses of maintaining the Fund's tax records;

               (h) Salaries and other compensation of any of the Fund's executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the Portfolio Manager or its subsidiaries or affiliates (except that the Adviser, or any of its subsidiaries or affiliates, shall bear the expense with respect to executive officers and employees, if any, who are officers, directors, stockholders or employees of the Adviser or of its subsidiaries or affiliates);

               (i) Taxes or governmental fees, if any, levied against the Fund or any of its Series;

               (j) Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Series;

               (k) Costs, including the interest expenses, of borrowing money;

               (l) Costs and/or fees incident to meetings of the Fund's shareholders, the preparation and mailings of prospectuses and reports of the Fund to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Fund's existence, and the registration of shares with federal and state securities or insurance authorities;

               (m) The Fund's legal fees, including the legal fees related to the registration and continued qualification of the Fund's shares for sale;

               (n) Costs of printing share certificates, if any, representing shares of the Fund;

          (o) Trustees' fees and expenses to trustees of the Fund who are not officers, employees, or stockholders of the Portfolio Manager or any affiliate thereof (except that the Adviser shall bear the expense of any trustee who is an officer, employee, or stockholder of the Adviser or any affiliate thereof);

          (p) The Fund's pro rata portion of the fidelity bond required by
Section 17(g) of the 1940 Act, or other insurance premiums;

          (q) Association membership dues;

          (r) Extraordinary expenses of the Fund as may arise including expenses incurred in connection with litigation, proceedings and other claims (unless Portfolio Manager is responsible for such expenses under Section 14 of this Agreement) and the legal obligations of the Fund to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto; and

          (s) Organizational and offering expenses and, if applicable, reimbursement (with interest) of underwriting discounts and commissions.

          5.   Compensation.  For the services provided and the expenses borne
               ------------
by the Portfolio Manager pursuant to this Agreement, the Adviser will pay to the Portfolio Manager a fee at an annual rate equal to .70% of the International Series' average daily net assets up to $25 million, .55% of average daily net assets on the next $25 million, .50% of average daily net assets on the next $50 million and .40% of average daily net assets thereafter. This fee shall be computed and accrued daily and payable in arrears on the last day of the month.

          6.   Seed Money.  The Adviser agrees that the Portfolio Manager shall
               ----------
not be responsible for providing money for the initial capitalization of any Series.

          7.   Compliance.
               ----------

          (a) The Portfolio Manager agrees that it shall immediately notify the Adviser and the Fund in the event (i) that the SEC has censured the Portfolio Manager; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (ii) upon having a reasonable basis for believing that a Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, and (iii) upon having a reasonable basis for believing that the Series has ceased to comply with the diversification provisions of
Section 817(h) of the Internal Revenue Code or the Regulations thereunder. The Portfolio Manager further agrees to notify the Adviser and the Fund immediately of any material fact known to the Portfolio Manager respecting or relating to the Portfolio Manager that is not contained in the Registration Statement or prospectus for the Fund, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

          (b) The Adviser agrees that it shall immediately notify the Portfolio Manager in the event (i) that the SEC has censured the Adviser or the Fund; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Adviser's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (ii) upon having a reasonable basis for believing that a Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, and (iii) upon having a reasonable basis for believing that the Series has ceased to comply with the diversification provisions of Section 817(h) of the Internal Revenue Code or the Regulations thereunder. It is understood that the Adviser is responsible for preparation of routine compliance reports with respect to the Series.

          8.   Independent Contractor.  The Portfolio Manager shall for all
               ----------------------
purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Adviser from time to time, have no authority to act for or represent the Adviser in any way or otherwise be deemed its agent. The Portfolio Manager understands that unless expressly provided herein or authorized from time to time by the Fund, the Portfolio Manager shall have no authority to act for or represent the Fund in any way or otherwise be deemed the Fund's agent.

          9.   Books and Records.  In compliance with the requirements of Rule
               -----------------
31a-3 under the 1940 Act, the Portfolio Manager hereby agrees that all records which it maintains for the Series are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's or the Adviser's request, although the Portfolio Manager may, at its own expense, make and retain a copy of such records. The Portfolio Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.

          10.  Cooperation.  Each party to this Agreement agrees to cooperate
               -----------
with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC and state insurance authorities) in connection with any investigation or inquiry relating to this Agreement or the Fund.



          11.  Responsibility and Control.  Notwithstanding any other provision
               --------------------------
of this Agreement, it is understood and agreed that the Fund shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement and reserves the right to direct, approve or disapprove any action hereunder taken on its behalf by the Portfolio Manager.

          12.  Services Not Exclusive.  It is understood that the services of
               ----------------------
the Portfolio Manager are not exclusive, and nothing in this Agreement shall prevent the Portfolio Manager (or its affiliates) from providing similar services to other clients, including investment companies

(whether or not their investment objectives and policies are similar to those of the Series) or from engaging in other activities.

          13.  Liability.  Except as provided in Section 14 and as may otherwise
               ---------
be required by the 1940 Act or the rules thereunder or other applicable law, the Fund and the Adviser agree that the Portfolio Manager, any affiliated person of the Portfolio Manager, and each person, if any, who, within the meaning of
Section 15 of the 1933 Act, controls the Portfolio Manager shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Portfolio Manager's duties, or by reason of reckless disregard of the Portfolio Manager's obligations and duties under this Agreement.

          14.  Indemnification.
               ---------------

          (a) Notwithstanding Section 13 of this Agreement, the Portfolio Manager agrees to indemnify and hold harmless, the Adviser, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Adviser, and each person, if any, who, within the meaning of
Section 15 of the 1933 Act, controls ("controlling person") the Adviser, the Fund, and each of the Fund's Trustees and Officers (collectively, "Adviser/Fund Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser/Fund Indemnified Persons may become subject under the 1933 Act, 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Portfolio Manager's responsibilities to the Series which (i) may be based upon any misfeasance, malfeasance, or nonfeasance by the Portfolio Manager, any of its employees or representatives, or any affiliate of or any person acting on behalf of the Portfolio Manager (other than an Adviser/Fund Indemnified Person), or (ii) may be based upon a failure to comply with the
Section 2, Paragraph (a) of this Agreement, or (iii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the Shares of the Fund or any Series, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Adviser or the Fund, or any affiliated person of the Adviser or the Fund by the Portfolio Manager or any affiliated person of the Portfolio Manager (other than an Adviser/Fund Indemnified Person); provided, however, that in no case is the Portfolio Manager's indemnity in favor of the Adviser/Fund Indemnified Persons deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligation and duties under this Agreement.

          (b) The Adviser agrees to indemnify and hold harmless the Portfolio Manager, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act of the Portfolio Manager and each person, if any, who, within the meaning of
Section 15 of the 1933 Act controls ("controlling person") the Portfolio Manager (collectively, "Portfolio Manager

Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which a Portfolio Manager Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Adviser's responsibilities as adviser of the Fund which (i) may be based upon any misfeasance, malfeasance, or nonfeasance by the Adviser, any of its employees or representatives or any affiliate of or any person acting on behalf of the Adviser, or (ii) may be based upon a failure by Adviser to provide Portfolio Manager with accurate (except to the extent any inaccuracies are caused by Portfolio Manager) compliance reports relating to compliance with
Section 2, Paragraph (a) of this Agreement or (iii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering Shares of the Fund or any Series, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, unless such statement or omission was made in reliance upon written information furnished to the Fund or the Adviser or any affiliated person of the Adviser by a Portfolio Manager Indemnified Person; provided however, that in no case is the indemnity of the Adviser in favor of the Portfolio Manager Indemnified Persons deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement.

          (c) The Adviser shall not be liable under Paragraph (b) or (c), respectively of this Section 14 with respect to any claim made against a Portfolio Manager Indemnified Person unless such Portfolio Manager Indemnified Person shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Portfolio Manager Indemnified Person (or after such Portfolio Manager Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Portfolio Manager Indemnified Person against whom such action is brought otherwise than on account of this Section 14. In case any such action is brought against the Portfolio Manager Indemnified Person, the Adviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Portfolio Manager Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Portfolio Manager Indemnified Person. If the Adviser assumes the defense and the selection of counsel by the Adviser to represent both the Adviser and the Portfolio Manager Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgement of the Portfolio Manager Indemnified Person, adequately represent the interests of the Portfolio Manager Indemnified Person, the Adviser will, at its own expense, assume the defense with counsel to the Adviser and, also at its own expense, with separate counsel to the Portfolio Manager Indemnified Person which counsel shall be satisfactory to the Adviser and to the Portfolio Manager Indemnified Person. The Portfolio Manager Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Adviser shall not be liable to the Portfolio Manager Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Portfolio Manager Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Portfolio Manager Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Portfolio Manager Indemnified Person.

          (d) The Portfolio Manager shall not be liable under Paragraph (a) of this Section 14 with respect to any claim made against an Adviser/Fund Indemnified Person unless such Adviser/Fund Indemnified Person shall have notified the Portfolio Manager in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Adviser/Fund Indemnified Person (or after such Adviser/Fund Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Portfolio Manager of any such claim shall not relieve the Portfolio Manager from any liability which it may have to the Adviser/Fund Indemnified Person against whom such action is brought otherwise than on account of this Section 14. In case any such action is brought against the Adviser/Fund Indemnified Person, the Portfolio Manager will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Adviser/Fund Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Adviser/Fund Indemnified Person. If the Portfolio Manager assumes the defense and the selection of counsel by the Portfolio Manager to represent both the Portfolio Manager and the Adviser/Fund Indemnified Person would result in a conflict of interest and therefore, would not, in the reasonable judgement of the Adviser/Fund Indemnified Person, adequately represent the interests of the Adviser/Fund Indemnified Person, the Portfolio Manager will, at its own expense, assume the defense with counsel to the Portfolio Manager and, also at its own expense, with separate counsel to the Adviser/Fund Indemnified Person which counsel shall be satisfactory to the Portfolio Manager and to the Adviser/Fund Indemnified Person. The Adviser/Fund Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Portfolio Manager shall not be liable to the Adviser/Fund Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Adviser/Fund Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Portfolio Manager shall not have the right to compromise on or settle the litigation without the prior written consent of the Adviser/Fund Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Adviser/Fund Indemnified Person.

          15.  Duration and Termination.  This Agreement shall become effective
               ------------------------
as of January 1, 1994, and shall continue in effect for two years from such date and continue thereafter on an annual basis with respect to the Series; provided that such annual continuance is specifically approved at least annually (a) by the vote of a majority of the Board of Trustees of the Fund, or (b) by the vote of a majority of the outstanding voting shares of each Series, and provided that continuance is also approved by the vote of a majority of the Board of Trustees of the Fund who are not parties to this Agreement or "interested persons" (as such term is defined in the 1940 Act) of the Fund, the Adviser, or the Portfolio Manager, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may not be materially amended without a majority vote of the outstanding shares (as defined in the 1940 Act) of the Series. This Agreement may be terminated:

          (a) by the Fund at any time with respect to the services provided by the Portfolio Manager, without the payment of any penalty, forfeiture, compulsory buyout amount, or performance of any other obligation which could deter termination, by vote of a majority of the entire Board of Trustees of the Fund or by a vote of a majority of the outstanding voting shares of the Fund or, with respect to a particular Series, by vote of a majority of the outstanding voting shares of such Series, on 60 days' written notice to the Portfolio Manager and the Adviser;

          (b) by the Portfolio Manager at any time, without the payment of any penalty, forfeiture, compulsory buyout amount or performance of any other obligation which could deter termination, upon 60 days' written notice to the Adviser and the Fund.

          (c) by the Adviser at any time, without the payment of any penalty, forfeiture, compulsory buyout amount or performance of any other obligation which could deter termination, upon 60 days' written notice to the Portfolio Manager and the Fund.

          However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a particular Series shall be effective to continue this Agreement with respect to such Series notwithstanding (a) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series or (b) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Fund, unless such approval shall be required by any other applicable law or otherwise. In the event of termination for any reason, all records of the Series shall promptly be returned to the Adviser or the Fund, free from any claim or retention of rights in such record by the Portfolio Manager, although the Portfolio Manager may, at its own expense, make and retain a copy of such records. This Agreement will terminate automatically in event of its assignment (as that term is defined in the 1940 Act), but shall not terminate in connection with any transaction not deemed an assignment within the meaning of Rules 2a-6 under the 1940 Act, or any other rule adopted by the SEC regarding transactions not deemed to be assignments. In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 2(g), 2(i), 9, 10, 11, 13, 14 and 16 of this Agreement as well as any applicable provision of this Paragraph numbered 15 shall remain in effect.

          16.  Use of Name.
               -----------

          (a) It is understood that the name "Pacific Mutual Life Insurance Company" or "Pacific Mutual", or "Pacific Select Fund" or "Pacific Select" or any derivative thereof or logo associated with that name is the valuable property of the Adviser and its affiliates, and that the Portfolio Manager has the right to use such name (or derivative or logo) only with the approval of the Adviser and only so long as the Adviser is an investment adviser to the Fund and/or the Series. Upon termination of the Advisory Agreement between the Fund and the Adviser, the Portfolio Manager shall forthwith cease to use such name (or derivative or logo).

          (b) It is understood that the name "Templeton Investment Counsel, Inc." or "Templeton" or any derivative thereof or logo associated with that name is the valuable property of the Portfolio Manager and that the Adviser has the right to use such name (or derivative or logo), in offering materials of the Fund and/or Series with the approval of the Portfolio Manager and for so long as the Portfolio Manager is a Portfolio Manager to the Fund and/or the Series. Upon termination of this Agreement between the Adviser and the Portfolio Manager, the Fund and the Adviser shall forthwith cease to use such name (or derivative or logo).

          17.  Limitation of Liability.  A copy of the Amended and Restated
               -----------------------
Agreement and Declaration of Trust for the Fund is on file with the Secretary of the Commonwealth of Massachusetts. The obligations of this Agreement shall be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer, employee, agent or shareholder, whether past, present, or future, of the Fund individually.

          18.  Miscellaneous.
               -------------

          (a) This Agreement shall be governed by the laws of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940 or rules or orders of the SEC thereunder. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

          (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          (c) To the extent permitted under Section 15 of this Agreement, this Agreement may only be assigned by any party with prior written consent of the other parties.

          (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first written above.


                                              PACIFIC MUTUAL LIFE
                                               INSURANCE COMPANY

Attest:  /s/ DIANE N. LEDGER                  By:  /s/ TC SUTTON
Title:    Assistant Vice President            Title: Chairman and Chief
                                                     Executive Officer


Attest:  /s/ DIANE N. LEDGER                  By:  /s/ WILLIAM D. CVENGROS
Title:    Assistant Vice President            Title:  Chief Investment Officer

                                              TEMPLETON INVESTMENT
                                               COUNSEL, INC.


Attest:  /s/ ELIZABETH M. KNOBLOCK            By:  /s/ JAMES R. WOOD
Title:   Vice President, General Counsel      Title:  Senior Vice President and
         and Secretary                                Director


                                              PACIFIC SELECT FUND

Attest:  /s/ DIANE N. LEDGER                  By:  /s/ TC SUTTON
Title:   Vice President and                   Title:  President
         Assistant Secretary